                                               AMENDED AND RESTATED
                                           INVESTMENT ADVISORY AGREEMENT

     AMENDED AND RESTATED AGREEMENT made as of the 1st day of January,  2006, by
and  between   OPPENHEIMER   MAIN  STREET   SMALL  CAP  FUND  (the  "Fund")  and
OPPENHEIMERFUNDS, INC. ("OFI").

     WHEREAS, the Fund is an open-end, diversified management investment company
registered  as  such  with  the   Securities   and  Exchange   Commission   (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the  "Investment
Company  Act"),  and OFI is an  investment  adviser  registered as such with the
Commission under the Investment Advisors Act of 1940;

     WHEREAS,  the Fund  desires  that OFI shall act as its  investment  adviser pursuant to this Agreement;

     NOW,  THEREFORE,  In  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provisions.

     (a) The Fund  hereby  employs OFI and OFI hereby  undertakes  to act as the investment  adviser  of the Fund and to  perform  for the Fund such  duties  and functions as are hereinafter set forth.  OFI shall, in all matters,  give to the
Fund and its Board of Trustees the benefit of its best judgment,  effort, advice and recommendations and shall, at all times, conform to and use its best efforts to enable the Fund to conform to (i) the  provisions of the  Investment  Company
Act  and  any  rules  or  regulations  thereunder;  (ii)  any  other  applicable provisions of state or federal law; (iii) the  provisions of the  Declaration of
Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies and determinations  of the  Board  of  Trustees  of the  Fund;  (v) the  fundamental
policies  and  investment   restrictions   of  the  Fund  as  reflected  in  its
registration statement under the Investment Company Act or as such policies may, from  time to  time,  be  amended  by the  Fund's  shareholders;  and  (vi)  the
Prospectus  and Statement of Additional  Information  of the Fund in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with  respect to any matters  dealing  with the business and affairs of the Fund  including the  valuation of portfolio  securities of any of the Fund's portfolio  securities  which are either not  registered  for public  sale or not being traded on any securities market.

2.       Investment Management.

     (a) OFI shall,  subject to the direction and control by the Fund's Board of
Trustees,  (i) regularly provide  investment advice and  recommendations  to the
Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the
Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii)  arrange,  subject to the provisions of paragraph  "7"  hereof,  for the  purchase  and  sale of  securities  and  other investments for the Fund.

     (b)  Provided  that the Fund shall not be required to pay any  compensation other  than as  provided  by the  terms of this  Agreement  and  subject  to the provisions  of  paragraph  "7" hereof,  OFI may obtain  investment  information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

     (c)  Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties or reckless disregard of its obligations and duties under this Agreement,
OFI shall not be liable for good faith errors or omissions  in  connection  with any matters to which this Agreement relates.

     (d) Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any  way  limit  or  restrict  OFI  or  any of its  directors,  officers, stockholders or employees from buying, selling or trading any securities for its or their own  account  or for the  account  of others for whom it or they may be acting,  provided that such  activities  will not adversely  affect or otherwise impair  the  performance  by  OFI of  its  duties  and  obligations  under  this
Agreement.

3.       Other Duties of OFI.

     OFI shall, at its own expense, provide assistance in the supervision of all administrative  and clerical personnel as shall be required to provide effective corporate administration for the Fund, including the compilation and maintenance of such records with respect to its  operations  as may  reasonably be required;
the  preparation  and filing of such reports  with  respect  thereto as shall be required by the Commission;  composition of periodic reports with respect to its operation of the Fund for the  shareholders  of the Fund;  composition  of proxy materials for meetings of the Fund's  shareholders  and the  composition of such registration  statements  as may be  required  by  federal  securities  laws for continuous  public  sale of shares of the Fund.  OFI shall,  at its own cost and expense,  also  provide the Fund with  adequate  office  space,  facilities  and equipment.

4.       Allocation of Expenses.

     All other  costs and  expenses  not  expressly  assumed  by OFI under  this
Agreement,  or to be paid by the General  Distributor of the shares of the Fund, shall be paid by the Fund, including, but not limited to (i) interest and taxes;
(ii)  brokerage  commissions;  (iii)  premiums for fidelity and other  insurance coverage  requisite to its  operations;  (iv)  compensation  and expenses of its trustees other than those associated or affiliated with OFI; (v) legal and audit expenses;  (vi) custodian and transfer  agent fees and expenses;  (vii) expenses incident  to the  redemption  of its  shares;  (viii)  expenses  incident to the issuance  of  its  shares  against  payment  therefor  by or on  behalf  of  the subscribers  thereto;  (ix)  fees  and  expenses,  other  than as  herein  above provided,  incident to the registration  under federal securities laws of shares of the Fund for public sale;  (x)  expenses of printing and mailing  reports and notices and proxy  materials to  shareholders  of the Fund; (xi) except as noted
above,  all other expenses  incidental to holding regular annual meetings of the
Fund's shareholders;  and (xii) such extraordinary non-recurring expenses as may arise, including litigation,  affecting the Fund and any obligation the Fund may have to indemnify its officers and trustees with respect  thereto.  Any officers or employees  of OFI or any entity  controlling,  controlled  by or under common control with OFI,  who may also serve as officers,  trustees or employees of the
Fund shall not receive any compensation by the Fund for their services.

5.       Compensation of OFI.

     The Fund  agrees to pay OFI and OFI  agrees to accept as full  compensation for the  performance  of all  functions  and duties on its part to be  performed pursuant to the  provisions  hereof,  a management fee computed on the aggregate net assets of the Fund as of the close of each business day and payable  monthly at the following annual rates:

                  0.75% of the first $200 million of aggregate net assets;
                  0.72% of the next $200 million of aggregate net assets;
                  0.69% of the next $200 million of aggregate net assets;
                  0.66% of the next $200 million of aggregate net assets;
                  0.60% of the next $4.2 billion of aggregate net assets;
                  0.58% of the aggregate net assets in excess of $5 billion.

6.       Use of Name "Oppenheimer."

     OFI hereby grants the Fund a royalty-free,  nonexclusive license to use the name  "Oppenheimer"  in the name of the Fund for the duration of this  Agreement and any extensions or renewals  thereof.  Such license may, upon  termination of this  Agreement,  be terminated  by OFI, in which event the Fund shall  promptly take  whatever  action may be necessary to change its name and  discontinue  any further use of the name "Oppenheimer" in the name of the Fund or otherwise.  The name  "Oppenheimer" may be used or licensed by OFI in connection with any of its activities or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

     (a) OFI is  authorized,  in  arranging  the purchase and sale of the Fund's portfolio  securities,  to  employ  or deal  with  such  members  of  securities exchanges,  brokers or dealers,  including "affiliated"  broker-dealers (as that term is defined in the Investment  Company Act) (hereinafter  "broker-dealers"), as may, in its best  judgment,  implement  the policy of the Fund to obtain,  at reasonable  expense,  the "best execution" (prompt and reliable execution at the most favorable  security price obtainable) of the Fund's portfolio  transactions as well as to obtain,  consistent with provisions of subparagraph  "(c)" of this paragraph "7" the benefit of such investment  information or research as will be of significant assistance to the performance by OFI of its investment management functions.

     (b)  OFI  shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability  to  obtain  best execution of particular and related portfolio  transactions.  The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)
will be judged by OFI on the basis of all  relevant  factors and  considerations including,  insofar as  feasible,  the  execution  capabilities  required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio  transactions by  participating  therein for its own account; the importance to the Fund of speed, efficiency or confidentiality;
the broker-dealer's apparent familiarity with sources from or to whom particular securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related  transactions of the
Fund.

     (c) OFI shall have  discretion,  in the  interests of the Fund, to allocate brokerage on the Fund's  portfolio  transactions to  broker-dealers,  other than
affiliated   broker-dealers,   qualified  to  obtain  best   execution  of  such
transactions who provide  brokerage  and/or research  services (as such services are defined in Section 28(e)(3) of the Securities  Exchange Act of 1934) for the
Fund and/or other accounts for which OFI exercises  "investment  discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934)
and to cause the Fund to pay such  broker-dealers  a commission  for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction,  if OFI determines,  in good faith, that such  commission is reasonable in relation to the value of the brokerage  and/or research services provided by such broker-dealer, viewed in terms of either that particular  transaction  or OFI's overall  responsibilities  with respect to the accounts  as to which it  exercises  investment  discretion.  In  reaching  such determination,  OFI will not be required to place or attempt to place a specific dollar  value  on the  brokerage  and/or  research  services  provided  or being provided by such  broker-dealer.  In demonstrating that such determinations were made in good  faith,  OFI shall be prepared  to show that all  commissions  were allocated  for  purposes  contemplated  by this  Agreement  and that  the  total commissions paid by the Fund over a representative period selected by the Fund's
Trustees were reasonable in relation to the benefits to the Fund.

     (d)  OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable to any  particular portfolio  transactions  or to  select  any  broker-dealer  on the  basis of its purported  or "posted"  commission  rate but will,  to the best of its  ability, endeavor  to  be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense  incurred by the Fund for  effecting its  portfolio  transactions  to the extent  consistent  with the  interests and policies  of the  Fund as  established  by the  determinations  of its  Board of
Trustees and the provisions of this paragraph "7."

     (e) The Fund recognizes that an affiliated broker-dealer (i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act; (ii) may be a major  recipient of brokerage  commissions  paid by the Fund; and (iii) may effect  portfolio  transactions  for the Fund only if the  commissions,  fees or other remuneration received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or order adopted under the
Investment  Company Act of 1940 for determining  the  permissible  level of such commissions.

8.       Duration.

     This Agreement will take effect on the date set forth above. Unless earlier terminated pursuant to paragraph 9 hereof, this Agreement shall remain in effect from  year to  year,  so long as such  continuance  shall be  approved  at least annually by the Fund's Board of Trustees  including  the vote of the majority of the Trustees of the Fund who are not parties to this  Agreement  or  "interested persons" (as defined in the Investment  Company Act) of any such party,  cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a  "majority"  (as  defined  in the  Investment  Company  Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.       Termination.

     (a) This Agreement may be terminated (i) by OFI at any time without penalty upon giving the Fund sixty days'  written  notice (which notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty  days'
written  notice to OFI (which  notice may be waived by OFI)  provided  that such termination  by the Fund shall be directed or approved by the vote of a majority of all of the  Trustees of the Fund then in office or by the vote of the holders of a majority of the outstanding voting securities of the Fund.

     (b) This Agreement may not be amended or the rights of OFI hereunder  sold,
transferred,   pledged  or  otherwise  in  any  manner  encumbered  without  the affirmative  vote or written  consent  of the  holders  of the  majority  of the outstanding  voting  securities of the Fund; this Agreement shall  automatically and immediately  terminate in the event of its  "assignment,"  as defined in the
Investment Company Act.

10.      Shareholder Liability.

     OFI  understands  and agrees  that the  obligations  of the Fund under this
Agreement  are  not  binding  upon  any  Trustee  or  shareholder  of  the  Fund personally,  but bind only the Fund and the Fund's property. OFI represents that it has  notice  of the  provisions  of the  Declaration  of  Trust  of the  Fund disclaiming  Trustee and  shareholder  liability for acts or  obligations of the
Fund.

11.      Definitions.

     The terms and provisions of this Agreement shall be interpreted and defined in a manner  consistent  with the provisions  and  definitions of the Investment
Company Act.

                                                     OPPENHEIMER MAIN STREET
                                                     SMALL CAP FUND

                                                     By:    /s/ Robert G. Zack
                                                            Robert G. Zack
                                                            Vice President and Secretary

                                                     OPPENHEIMERFUNDS, INC.

                                                     By:    /s/ John V. Murphy
                                                            John V. Murphy
                                                            Chairman, President and Chief Executive Officer